Exhibit 99.1

NewLink Genetics Corporation Announces Appointment of New Executive Vice President and Chief Financial Officer
Austin, TX - Oct. 1, 2014 - NewLink Genetics Corporation (NASDAQ:NLNK) today announced that Jack Henneman has been appointed Executive Vice President and Chief Financial Officer, effective immediately. Mr. Henneman replaces Gordon H. Link, Jr., Chief Financial Officer.
Mr. Henneman, age 52, has more than 20 years of combined financial and operational management experience in the life sciences industry.  Prior to joining NewLink, Mr. Henneman served Integra LifeSciences in various capacities for sixteen years, including as General Counsel and Chief Administrative Officer, and since 2007 as Chief Financial Officer.  During his tenure as Integra’s CFO, Mr. Henneman transformed the finance function to accommodate Integra’s growth, recruited and developed key leaders in accounting, tax, financial planning and analysis and treasury, and raised almost one billion dollars in new capital from banks and in the debt and equity capital markets.  Mr. Henneman was also responsible at various times for Integra’s regulatory affairs, quality systems, clinical affairs, human resources, information systems, legal affairs and the management of Integra’s surgical instruments business.  He has led the business development function since 1998, responsible for the more than 40 acquisitions and alliances that Integra completed during his tenure.

“Jack’s extensive experience in building commercial-stage companies and background in finance, strategy, business development and operations, will be of great value to NewLink as we work toward becoming a commercial enterprise,” said Dr. Charles Link, CEO and Chief Scientific Officer of NewLink Genetics.  “Jack’s leadership will be instrumental in shaping NewLink’s future. I am looking forward to working closely with him.”

“I am joining NewLink at a very exciting time,” said Mr. Henneman. “I am looking forward to doing whatever I can to help transform NewLink into a commercial stage biopharmaceutical company.”

“The Company is grateful for Gordon’s many contributions to NewLink, including his leadership role in our public financings and in many other areas,” said Dr. Link.  “We wish him all the best in his future endeavors.”

In his role as Executive Vice President and Chief Financial Officer, Mr. Henneman will be NewLink’s principal financial officer. Carl Langren, Vice President Finance, will continue to serve as principal accounting officer.
About NewLink Genetics Corporation
NewLink is a biopharmaceutical company focused on discovering, developing and commercializing novel immuno-oncology products to improve treatment options for patients with cancer. NewLink's portfolio includes biologic and small molecule immunotherapy product candidates intended to treat a wide range of oncology indications. NewLink's product candidates are designed to harness multiple components of the immune system to combat cancer without significant incremental toxicity, either as a monotherapy or in combination with other treatment regimens. For more information please visit http://www.linkp.com.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements of NewLink that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release are forward-looking statements, within the meaning of The Private Securities Litigation Reform Act of 1995. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "target," "potential," "will," "could," "should," "seek," or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements regarding the following: plans to develop and commercialize our product candidates; the likelihood of successful changes in management; and any other statements other than statements of historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that NewLink makes due to a number of important factors, including those risks discussed in "Risk Factors" and elsewhere in NewLink's Annual Report on Form 10-K for the period ended December 31, 2013, and subsequent filings with the Securities and Exchange Commission. The forward-looking statements in this press release represent NewLink's views as of the date of this press release. NewLink anticipates that

Exhibit 99.1

subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing NewLink's views as of any date subsequent to the date of this press release.

Investor Contact:
Nicholas Vahanian
President and Chief Medical Officer
(515) 598-2922
nvahanian@linkp.com